Exhibit 21.1
SUBSIDIARIES OF ALEXION PHARMACEUTICALS, INC.
Alexion Delaware Holding LLC is organized in Delaware
Alexion Services Latin America, Inc. is organized in Delaware
Alexion US Holdings LLC is organized in Delaware
Alexion US1 LLC is organized in Delaware
Alexion Pharma LLC is organized in Delaware
Alexion Holding LLC is organized in Delaware
Savoy Therapeutics Corp. is organized in Delaware
Wilson Therapeutics USA, Inc. is organized in Delaware
Syntimmune, Inc. is organized in Delaware
Achillion Pharmaceuticals, Inc. is organized in Delaware
Alexion Pharma Argentina SRL is organized in Argentina
Alexion Pharmaceuticals Australasia PTY LTD is organized in Australia
Alexion Pharma Austria GmbH is organized in Austria
Alexion Pharma Belgium Sprl is organized in Belgium
Alexion Services Europe Sprl is organized in Belgium
Alexion Bermuda L.P. is organized in Bermuda
Alexion Bermuda II L.P. is organized in Bermuda
Alexion Bermuda Holding ULC is organized in Bermuda
Alexion 1609 Partners, LP is organized in Bermuda
Alexion Bermuda Partners L.P. is organized in Bermuda
Alexion Bermuda Limited is organized in Bermuda
Alexion Farmacêutica Brasil Importação e Distribuição de Produtos e Serviços de Administração de Vendas Ltda. (doing business as Alexion Brasil) is organized in Brazil
Alexion Farmacêutica América Latina Serviços de Administração de Vendas Ltda. (doing business as Alexion Latina America) is organized in Brazil
Alexion Pharma Canada Corp. is organized in Canada
Alexion Pharmaceuticals (Shanghai) Company Limited is organized in Shanghai
Alexion Pharma Colombia SAS is organized in Colombia
Alexion Pharma Czech s.r.o is organized in the Czech Republic
Alexion Pharma Middle East FZ-LLC is organized in Dubai
Alexion Europe SAS is organized in France
Alexion Pharma France SAS is organized in France
Alexion R&D France SAS is organized in France
Alexion Pharma Germany GmbH is organized in Germany
Alexion Business Services Private Limited is organized in India
Alexion Pharma International Operations Unlimited Company is organized in Ireland
Alexion Pharma Holding Unlimited Company is organized in Ireland
Alexion Pharma Development Unlimited Company is organized in Ireland

Alexion Pharma Israel Ltd. is organized in Israel
Alexion Pharma Italy Sarl is organized in Italy
Alexion Pharma GK is organized in Japan
Alexion Pharma Mexico, S. de R.L. de C.V. is organized in Mexico
Alexion Holding B.V. is organized in the Netherlands
Alexion Pharma Foreign Holdings B.V. is organized in the Netherlands
Alexion Pharma Netherlands B.V. is organized in the Netherlands
Alexion Pharma OOO LLC is organized in Russia
Alexion Pharma Korea LLC is organized in South Korea
Alexion Pharma Spain S.L. is organized in Spain
Alexion Pharma Nordics AB is organized in Sweden
Alexion Pharma Nordics Holding AB is organized in Sweden
Wilson Therapeutics Incentive AB is organized in Sweden
TTM Europe Development AB is organized in Sweden
Wilson Therapeutics AB is organized in Sweden
Alexion Pharma GmbH is organized in Switzerland
Alexion Pharma Taiwan LTD is organized in Taiwan
Alexion Ilaç Ticaret Limited Þirketi is organized in Turkey
Alexion Pharma UK Ltd. is organized in the United Kingdom
Syntimmune, Ltd. is organized in the United Kingdom